Exhibit 10.6 SEPARATION AGREEMENT This Separation Agreement (the “Agreement”) is made as of July 30, 2020 by and between Richard M. Eubanks, Jr. (the “Executive”), and Otis Worldwide Corporation, a Delaware corporation, with an office and place of business at Farmington, Connecticut (“Otis”). WHEREAS, the Executive is employed as President, Otis EMEA; and WHEREAS, the parties wish to set forth their mutual understanding concerning the terms and conditions relative to the termination of the Executive’s employment and to resolve fully and finally any and all potential claims with respect to any matter arising out of or in connection with the Executive’s termination of employment with Otis and its affiliates (collectively, the “Company”). NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby mutually agreed as follows: I. TERMINATION OF EMPLOYMENT The Executive shall cease serving as President, Otis EMEA, and will terminate employment with the Company, on September 30, 2020 (the “Termination Date”). The Executive hereby resigns from all positions that he holds as an officer or director of the Company or any of its subsidiaries or affiliates effective as of the Termination Date, and agrees to execute such additional documents and take such additional actions as the Company determines are necessary or desirable to further effectuate the foregoing. II. COMPENSATION AND BENEFIT MATTERS A. Salary to the Termination Date The Executive shall be paid at his current rate of salary until the Termination Date; provided, however, that if the pay cut that was applied to the senior executive management team in connection with the COVID-19 pandemic is lifted, then the Executive’s salary shall be increased to the amount that was provided to him before such pay cut. Any such increase shall be applied on only a prospective basis. B. June 30, 2021 and March 30, 2022 Payments Otis will pay, or cause the Executive to be paid, $562,500 within 30 days following June 30, 2021 and an additional $562,500 on March 30, 2022. These payments will not be treated as compensation for purposes of any of the Company’s benefit programs. The Executive acknowledges that these payments are provided in consideration of the Executive’s agreements and obligations under this

Agreement, all of which shall continue in accordance with this Agreement following the Executive’s receipt of such payments. The Executive further acknowledges that the Executive is not otherwise entitled to these payments. These payments are not to be interpreted as an admission or evidence of any liability whatsoever on the part of the Company, rather they represent consideration for the Executive signing this Agreement and fulfilling the promises contained herein. Except as expressly set forth in this Agreement, no separate payment to the Executive for attorneys’ fees, costs, back pay or any other claimed losses or expenses shall be made by the Company. C. Other Compensation and Benefit Matters 1) Stock Awards. Subject to the Executive entering into, not revoking, and complying with the terms of this Agreement, on the Termination Date, (1) 27,179 shares of Otis common stock shall vest in respect of the one-time restricted stock unit award granted to the Executive on April 1, 2019 (with such shares to be delivered within 60 days following the Termination Date), (2) 6,570 shares of Otis common stock shall vest in respect of the performance shares granted to the Executive on April 1, 2019 (provided that such shares shall not be delivered to the Executive until the applicable performance period is completed) and (3) 29,672 stock appreciation rights granted to the Executive on April 1, 2019 shall also vest and become exercisable in accordance with the terms and conditions of the plan and agreement under which they were granted. All other long-term incentive awards held by the Executive, including the portion of the awards referred to in (2) and (3) above that do not vest, will be cancelled without payment or other consideration on the Termination Date. The treatment of long-term incentive awards in all cases remains subject to and governed by the terms and conditions of the applicable long-term incentive plan document and the schedule of terms applicable to each award, including, without limitation, certain post-employment covenants and restrictions. 2) Executive Annual Bonus Plan. The Executive shall receive a bonus that he would be eligible to receive under Otis’ Executive Annual Bonus Plan (the “Bonus Plan”) for calendar year 2020 if he were still an active executive on the date such bonus is paid. The amount of the bonus payable under the Bonus Plan, if any, shall be based on the actual results achieved (taking into account Otis’ overall and the EMEA region’s performance) and will be prorated based on the Executive’s period of employment in 2020 (i.e., multiplied by 9/12ths). There will be no 2 discretionary adjustment to the bonus and it will be paid at the same time bonuses are paid to active executives under the Bonus Plan. 3) Tax Equalization. The Executive shall be entitled to tax equalization in accordance with Otis’ policy applicable to expatriates and such tax equalization will include all payments and benefits paid hereunder that relate to his employment. Payments from the Company provided under Section II.B will not be subject to tax equalization. Payments for outplacement services, legal fees and repatriation expenses and in lieu of the Company paying rent under 5) below will be subject to tax equalization. Executive will timely settle any tax equalization balances owed to the Company 4) Insurance. The Executive and the Executive’s eligible dependents will continue to be covered under the Company’s health, dental and life insurance programs at the Company’s expense in accordance with the Executive’s current elections (subject to a one-times base salary limit on life insurance) under the Choice benefits program, or such other applicable Company program, for up to 12 months following the Termination Date or until the Executive obtains similar coverages with a new employer, if sooner. If similar coverages are obtained, the Executive shall promptly notify the Company. There will be no refund for any unused coverage. At the end of the 12-month period, if the Executive has not obtained similar coverages the Executive may elect to continue medical and dental coverages under the Choice benefit program, or such other applicable Company program, at the Executive’s own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act’s (“COBRA”) continuation provisions. The Executive may convert the Executive’s group life insurance coverage to an individual policy in accordance with the terms of the group insurance policy following the Termination Date. There will be no continuation of short or long-term disability coverage following the Termination Date. 5) Apartment, Car, Phone. Until December 31, 2020, the Executive shall be permitted, at no cost to the Executive and on the same terms and conditions applicable as of the date of this Agreement, to continue to (1) reside in the apartment the Company is providing to him in Paris, France as of the date of this Agreement, (2) use his Company-provided cell phone and (3) have access to the leased vehicle the Company is providing to him as of the date of this Agreement (or a substitute equivalent vehicle or an equivalent amount in cash in lieu thereof, at the Company’s discretion). At the Company’s option, it may provide the Executive with 3 the aggregate monthly rent for the apartment for October, November and December on the Termination Date and cease making future rent payments for the apartment. If the security deposit is not used to offset any rent that would otherwise be due and if it is returned to the Executive, the Executive will promptly return the security deposit for the apartment to the Company. 6) Outplacement Assistance. Otis will pay, or will cause the Executive to be paid, as soon as practicable following the Termination Date, $35,000 in respect of outplacement services. 7) Legal Fees. Otis will pay, or will cause the Executive to be paid, as soon as practicable following the Termination Date, $35,000 in respect of legal fees. 8) Repatriation. The Company will return the Executive and his family, and their personal belongings, from France to the contiguous United States so long as the Executive returns to the United States on or before July 31, 2021 at no cost to the Executive. The repatriation benefits will be provided on the same basis as the outbound trip from the United States to France (e.g., packing and moving and business class travel). In addition, Otis will pay, or will cause the Executive to be paid, as soon as practicable following the Termination Date, $60,000 for miscellaneous moving expenses. 9) Tax and Financial Planning Services. For the 2020 and 2021 tax years (or longer if required by French law), the Executive shall be entitled to tax consulting and preparation services at no cost to the Executive on substantially the same basis as such were previously provided to him during his employment with the Company. Financial planning services currently provided by Otis through AYCO shall be continued at no cost to Executive through September 30, 2020. 10) Personal Files. The Company agrees that the Executive shall maintain ownership and use of his rolodex and other hard copy and electronic address books, personal emails and other personal files and the Company shall cooperate and assist the Executive, as may be reasonably requested, in the transfer to the Executive of his contacts, personal emails and other personal files. III. AGREEMENTS BY THE EXECUTIVE A. On or before the Termination Date, the Executive will return to the Company the Executive’s company-issued laptop, and other electronic devices, as well as all Company Information, reports, files, memoranda, records, computer access 4 codes, software and other information that the Executive received or prepared or helped to prepare in connection with the Executive’s position at the Company; provided, however, that the Executive may keep his Company-issued phone (after presenting such phone to the Company on or before the Termination Date to allow the Company to remove all Company Information therefrom) until December 31, 2020, at which point he shall return it to the Company. The Executive has not and will not retain any copies or excerpts of such materials (hard copy and electronic). The term “Company Information” as used in this Agreement means: (a) confidential information including, without limitation, information received from third parties under confidential conditions; (b) information subject to the Company’s attorney-client or work-product privilege; and (c) other non-public technical, scientific, business or financial information, the use or disclosure of which might reasonably be construed to be contrary to the Company’s interest. B. The Executive acknowledges that in the course of the Executive’s employment with the Company, the Executive has acquired Company Information and that such Company Information has been disclosed to the Executive in confidence and for the Company’s use only. The Executive agrees that the Executive: (1) will continue to keep such Company Information confidential at all times; (2) will not disclose or communicate Company Information to any third party; and (3) will not make use of Company Information on Executive’s own behalf, or on behalf of any third party. If the Executive becomes legally compelled to disclose any Company Information, the Executive will, to the extent practicable under the circumstances, provide the Company with prompt written notice of such request(s) so that the Company may seek a protective order or other appropriate legal remedy. In view of the nature of the Executive’s employment and the sensitive nature of Company Information that the Executive has received during the course of employment, the Executive agrees that any unauthorized disclosure to third parties of Company Information or other material violation or threatened violation of this Agreement would cause irreparable damage to the trade secret, privileged, confidential, or proprietary status of Company Information and to the Company. If the Company believes that the Executive has violated this provision, it shall promptly notify the Executive and provide the Executive with an opportunity to explain why his actions do not constitute a violation. If thereafter the Company in good faith believes that the Executive has violated this provision (other than a non-substantive violation), it may discontinue all payments and benefits under this Agreement and the Company shall be entitled to an injunction prohibiting the Executive from any such disclosure, attempted disclosure, violation or threatened violation without the need to post a bond. If an arbitrator or a court of competent jurisdiction shall determine that the Executive violated this provision (other than a non- substantive violation), the Executive will, upon the Company’s demand, promptly repay all payments and the cash value of all benefits previously provided to the 5

Executive under the terms of this Agreement (and neither the Executive nor his Estate will have a claim for any additional payments or benefits hereunder). Conversely, if an arbitrator or a court of competent jurisdiction shall determine that the Executive did not violate this provision (or such violation was non- substantive), the Company shall promptly pay all discontinued amounts and benefits to the Executive with interest at the WSJ prime rate plus eight percent plus Executive’s reasonable attorneys’ fees and costs incurred in any such action. If Company Information becomes generally available to the public other than by the Executive’s acts or omissions, it is no longer subject to the restrictions in this paragraph. This paragraph does not affect your right to report fraud, waste or abuse to governmental investigative agencies. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Agreement are not intended to, and shall be interpreted in a manner that does not, limit or restrict the Executive from exercising his legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934, as amended). Notice regarding trade secrets. Under certain conditions, the Defend Trade Secrets Act of 2016 (Public Law No. 114-153, Section 7) provides immunity from liability for certain disclosures of trade secrets, in confidence or under seal, to the government or in connection with a court proceeding, when related to suspected violations of law raised in good faith (18 U.S.C. § 1833). C. Nothing in this Agreement shall preclude the Executive from seeking employment outside the Company that starts after the Termination Date, except that: to further ensure the protection of Company Information, the Executive agrees that, for an 18-month period commencing on the Termination Date, the Executive will not accept employment in any form (including entering into consulting relationships or similar arrangements) with a Competing Business (as defined below), unless the Executive first obtains the written consent of Laurie Havanec, Executive Vice President and Chief People Officer, Otis Worldwide Corporation (or her successor). The Executive’s obligations with regard to Company Information, as set forth in Section III.B herein shall continue in effect independent of the Executive’s employment or other activities following the Termination Date. “Competing Business” shall mean any business, person, entity or group of business entities, regardless of whether organized as a corporation, partnership (general or limited), joint venture, association or other organization that conducts or is planning to conduct a business that manufactures, installs, sells, services or refurbishes elevators, escalators or moving sidewalks anywhere in the world. The Company acknowledges that some businesses, persons, entities, or group of businesses that are Competing Businesses as defined above may also have lines of business or parts of their business that do not compete with the 6

Company, and the restrictions contained herein are not intended to include such lines of business or parts of their businesses. Executive understands and agrees that if he intends to become employed by, perform services for, or otherwise become associated with (as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant or any other individual or representative role) a Competing Business as defined above, it is presumed that the restriction contained herein applies. Executive further understands and agrees that if he reasonably believes the restriction contained herein should not apply, he must attest to this and reasonably demonstrate to Otis’ Chief People Officer that he will only be employed by, perform services for, or otherwise become associated with (as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant or any other individual or representative role) a line of business in, or part of, a Competing Business that does not compete with the Company as defined above, in which case the restriction shall not apply. The Executive further agrees that any reasonable demonstration shall include an obligation to make one or more further reasonable demonstrations if the Company has good faith grounds to request this from him. D. The Executive acknowledges the Executive’s understanding that the Executive’s intellectual property agreement with the Company continues in full force and effect following the Termination Date. E. For an 18-month period commencing on the Termination Date, the Executive agrees that: (i) the Executive will not directly or indirectly recruit or induce any Company executive or other employee to leave the Company; (ii) provide any information or make referrals to personnel recruitment agencies or other third parties in connection with Company executives and other employees; or (iii) otherwise participate in any activity or process that might reasonably be expected to lead to or assist in the solicitation of a Company employee. As a Company executive, the Executive acknowledges that the Executive has obtained sensitive and valuable information about the capabilities and potential of Company employees. The Executive acknowledges that such information constitutes “Company Information” (as defined herein) and is subject to the disclosure restrictions set forth in this Agreement. F. The Executive agrees to cooperate, at mutually convenient times with due regard to Executive’s personal and professional obligations, with the Company with respect to any matter: (i) in which the Executive was involved during the course of the Executive’s employment; and (ii) with respect to which the Executive’s subsequent assistance and cooperation is reasonably necessary or appropriate. Such cooperation will include using the Executive’s best efforts to protect and further the Company’s interests in litigation matters. For assistance rendered, the Company will reimburse the Executive for any reasonable 7 expenses incurred in connection with providing any such assistance. In addition, if the Company determines that the Executive’s assistance involves significant time commitments, then the Company will compensate the Executive at the rate of $800 per hour. In this regard, commitments that require the Executive’s physical presence or conference call participation, in either case for more than one hour, shall be compensated. However, routine, casual communications such as brief, mutually convenient local meetings or telephone calls of short duration will not be compensated. IV. RELEASE OF CLAIMS A. The Executive, on behalf of himself and his heirs, executors, assigns and successors in interest, hereby agrees to release the Company, its former, current or future subsidiaries, affiliates, divisions, present, employees, officers, directors, agents and representatives (the “Releasees”), personally and in their capacity as employees, officers, directors and agents of the Company, from any and all actions, damages, losses, costs and claims of every kind and nature whatsoever, at law or in equity, whether absolute or contingent, which he had, now has or may have arising out of, in connection with, or relating to his employment or the termination of his employment. This includes a release of any rights or claims the Executive may have under U.S. law, including the Age Discrimination in Employment Act of 1967, as amended from time to time; Title VII of the Civil Rights Act of 1964; the Equal Pay Act; the Americans with Disabilities Act; the Employee Retirement and Income Security Act of 1974, as amended from time to time; or any other U.S. or non-U.S. federal, state or local laws or regulations. This Release also includes a release by the Executive of any claims or actions for wrongful discharge, breach of contract (express or implied), tort, defamation, emotional distress or any other claims otherwise related to the Executive’s employment or the termination of the Executive’s employment with the Company. B. This Release covers all claims based on any facts or events, whether known or unknown by the Executive that occurred on or before the effective date of this Agreement. The Executive agrees to notify the Company of any claims the Executive asserts that may have arisen between the effective date of this Agreement and Termination Date, and, if requested by the Company, the Executive shall reaffirm this release in writing effective as of the Termination Date. Executive acknowledges that the Executive is not entitled to, and will not assert any claim for, termination-related benefits under any jurisdiction outside of the United States, whether based on foreign law, regulation, collective agreement, contract or arrangement. C. This Release does not include, however: (i) a release of the Executive’s rights to any pension, deferred compensation, long term incentive, health or similar 8 benefits to which the Executive may be entitled in accordance with the terms of the Company employee benefit plans in which the Executive participated; (ii) a Release of any claims for payments, benefits or other rights to which the Executive is entitled in accordance with the terms of this Agreement, (iii) any indemnification or similar rights the Executive has as a current or former officer or director of the Company and its affiliates, including, without limitation, any and all rights thereto referenced in the bylaws and certificate of incorporation of the Company and its affiliates, other governance documents, or any rights with respect to directors’ and officers’ insurance policies; and (iv) the Executive’s right to reimbursement of business expenses incurred prior to the Termination Date. D. In consideration of the terms hereof, Otis on behalf of itself and its subsidiaries and affiliates hereby agrees to and does release and forever discharge the Executive, from any and all actions, damages, losses, costs and claims of any and every kind and nature whatsoever, at law or in equity, whether absolute or contingent, which any of the Releasees had, now has or may have arising out of, in connection with, or relating to the Executive having been an employee, officer or director of Otis or any of its subsidiaries or affiliates about which the Company had knowledge, or could reasonably be expected to have had knowledge, as of the date hereof; provided, however, that the Company does not release, acquit or discharge the Executive from (i) any obligations to the Company under this Agreement or any obligations under agreements referenced in this Agreement, (ii) any acts or omissions in connection with his service to the Company involving gross negligence or for which the Executive would not be indemnified under applicable law or the Company’s organizational documents, and (iii) any claims that may arise from events or actions occurring after the date hereof. The Company represents that as of the date hereof it has no knowledge of any events that would constitute gross negligence or provide cause for termination or permit it to recover any equity granted to the Executive or any other payments provided to the Executive. V. FUTURE LAWSUITS, COMPLAINTS OR CLAIMS Nothing in this Agreement shall be construed to prohibit the Executive from filing a charge with or participating in any investigation or proceeding by the EEOC or comparable state or local agency. The Executive agrees, however, to waive the right to recover monetary damages in any charge, complaint, or lawsuit filed by the Executive or anyone else on the Executive’s behalf, with respect to any claims that are released in Section IV of this Agreement. VI. PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT The Executive confirms that the Executive has been given 21 days to review and consider this Agreement before signing it. The Executive states that he has read this 9

Agreement and understands its content and effect, and without duress or coercion, knowingly and voluntarily assents to its terms. VII. EACH PARTY THE DRAFTER; HEADINGS The provisions of this Agreement have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement. The headings of sections are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement. VIII. EXECUTIVE’S RIGHT TO REVOKE AGREEMENT If this Agreement is signed by the Executive and returned to the Company within the time specified in Section VI of this Agreement, the Executive may revoke this Agreement within seven days of the date of the Executive’s signature. For the revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after the Executive signs this Agreement. If the Executive revokes this Agreement, it shall not be effective or enforceable and the Executive will not receive the payments and/or benefits described herein. IX. SEVERABILITY The parties agree that the provisions of this Agreement are severable and divisible. In the event any portion of this Agreement is determined to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. X. TAXES The Executive, or the Executive’s estate, is responsible for any tax liability associated with payments and benefits provided under this Agreement. The Company shall withhold taxes from such payments and benefits to the extent required by law. XI. ENTIRE AGREEMENT AND COUNTERPARTS This is the entire Agreement between the Executive and the Company. The Company has made no promises to the Executive other than those set forth in this Agreement. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. XII. MUTUAL NONDISPARAGEMENT The Executive agrees that he will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the 10

Company or any of the other Released Parties. Otis agrees that its officers and directors will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Executive. Notwithstanding the foregoing, nothing in this Section XII shall preclude the Executive or the Company from making truthful and accurate statements or disclosures that are required by applicable laws or legal process or in order to enforce this Agreement. XIII. RELEASE IS OF THE ESSENCE OF THIS AGREEMENT The Release set out in Section IV of this Agreement is an essential and material part of this Agreement. If the Executive files a lawsuit, charge, complaint, or other claim asserting any claim or demand which is within the scope of such Release, the Company (whether or not such claim is valid) shall be entitled to cancel any and all future obligations under this Agreement and recoup the value of all payments and benefits paid hereunder, together with the Company’s reasonable costs and attorneys’ fees. XIV. NOTICE Any notice under this Agreement shall be in writing and addressed to the Executive at his address on file with the Company. A copy of any notice to the Executive shall be sent to: Stember, Cohn & Davidson-Welling, LLC 425 First Avenue 7th Floor Pittsburgh, PA 15219 Attention: John Stember Any notice to the Company shall be addressed as follows: Otis Worldwide Corporation 1 Carrier Place Farmington, CT 06032 Attention: General Counsel XV. ARBITRATION Except with respect to the covenants in Section III of this Agreement which may be enforced in a court of competent jurisdiction in the State of Connecticut, any dispute arising between the Company and the Executive with respect to the performance or interpretation of this Agreement shall be submitted to arbitration in Hartford, Connecticut, for resolution in accordance with the Employment Arbitration Rules of the American Arbitration Association, modified to provide that the decision by the arbitrator shall be binding on the parties, shall be furnished in writing, separately and specifically stating the findings of fact and conclusions of law on which the decision is based and 11 shall be rendered within 90 days following empanelment of the arbitrator. The costs of arbitration and selection of the arbitrator shall be determined in accordance with the Employment Rules of the American Arbitration Association. Following a decision by the arbitrator, the successful party, if there is one, will be reimbursed by the other party for all costs or fees paid by the successful party to the American Arbitration Association in relation to the dispute under this Agreement. This Agreement shall be subject to and governed by the laws of the state of Connecticut, excluding its conflict of law rules. XVI. SECTION 409A The intent of the parties is that payments and benefits under this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A. For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. To the extent any reimbursement or in-kind payment provided pursuant to this Agreement is deemed “nonqualified deferred compensation” subject to Section 409A then (i) all such expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year, and (iii) the right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit. XVII. EFFECTIVE DATE OF AGREEMENT The effective date of this Agreement shall be seven days from the date in which the Agreement is signed and dated by the Executive, provided the Executive has not revoked acceptance in accordance with Section VIII above. If the Agreement is not dated by the Executive then, in that event, the effective day of the Agreement shall be seven calendar days after receipt of the Agreement by the Company, provided the Executive has not revoked acceptance in accordance with Section VIII above. XVIII. TERMINATION FOR CAUSE If the Executive’s employment is terminated by the Company for Cause (as such term is defined in Otis’ Change in Control Severance Plan) prior to September 30, 2020 for post August 1, 2020 conduct, then the Company’s obligation under this Agreement shall be suspended pending the outcome of any proceedings initiated by Executive challenging the Company’s termination for Cause. If Executive prevails in any dispute concerning a 12

Cause termination, the Company shall pay Executive’s reasonable attorney’s fees and costs and interest on any amounts due. XIX. DEATH OF EXECUTIVE In the event that Executive should die before receiving all payments, benefits and other consideration described in Section II of this Agreement, any and all remaining, benefits and other consideration shall be paid to Executive’s estate within 90 days and, for the rest of the time that Executive would have been remained eligible for Company-paid health care under Section II.4 of this Agreement, the Company shall continue to provide coverage to Executive’s surviving eligible dependents. XXX. REMEDIES The Company’s decision to discontinue payments and benefits or demand repayment of the same shall not affect the validity and enforceability of the Agreement, shall not be in lieu of any other legal and equitable remedies it may have and will have no effect on the Release contained in this Agreement. Further, the Company’s remedy for a breach of this Agreement shall not be limited to the recovery of payments or the value of benefits provided or due in accordance with this Agreement. IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT. Otis Worldwide Corporation /s/ Joshua A. Mullin By: Joshua A. Mullin Title: Associate General Counsel Dated: July 30, 2020 /s/ Richard M. Eubanks, Jr. Richard M. Eubanks, Jr. Dated: July 30, 2020 13